Exhibit 10.1

AGREEMENT AND GENERAL RELEASE
Methode Electronics, Inc. (“Employer”) and Thomas D. Reynolds, his heirs, executors, administrators, successors, and assigns (collectively “Employee”), agree that:
1.Last Day of Employment. Employee’s last day of employment with Employer was September 9, 2015 (“Separation Date”).
2.Consideration. In consideration for signing this Agreement and General Release (“Agreement”), complying with the restrictive covenants in paragraph “11” and not revoking it, Employer agrees:

(a)
to pay Employee’s base salary for twelve months ($475,000.00), less usual and customary payroll deductions. Payment will be made pursuant to Employer’s regular payroll practices, but no payment will be made before the seven-day revocation period ends; and

(b)
if Employee properly and timely elects to continue medical coverage under Employer’s health plan in accordance with the continuation requirements of COBRA, Employer shall pay for the cost of the premium for such coverage beginning on the Separation Date and ending on September 30, 2016. Thereafter, Employee shall be entitled to elect to continue such COBRA coverage for the remainder of the COBRA period, if applicable, at Employee’s own expense.

In addition to the consideration set forth above, Employee will receive payment for reasonable expenses incurred by him prior to the Separation Date, pursuant to Employer’s policy on reimbursement of expenses.
3.No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the monies and/or benefits specified in paragraph “2” above, except for Employee’s execution of this Agreement and General Release and the fulfillment of the promises contained herein.
4.General Release, Claims Not Released and Related Provisions.
a.    General Release of Claims. Employee knowingly and voluntarily releases and forever discharges Employer, its parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which the Employee has or may have against Releasees as of the date of execution of this Agreement, including, but not limited to, any alleged violation of:
•Title VII of the Civil Rights Act of 1964;

•	Sections 1981 through 1988 of Title 42 of the United States Code;

•	The Employee Retirement Income Security Act of 1974 ("ERISA") (except for any vested benefits under any tax qualified benefit plan);

•	The Immigration Reform and Control Act;

•	The Americans with Disabilities Act of 1990;

•	The Age Discrimination in Employment Act of 1967 (“ADEA”);

•	The Worker Adjustment and Retraining Notification Act;

•	The Fair Credit Reporting Act;

•	The Family and Medical Leave Act;

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•	The Genetic Information Nondiscrimination Act;

•	The Equal Pay Act;

•	The Illinois Human Rights Act;

•	820 ILCS 305/4(h) of the Illinois Workers’ Compensation Act;

•	Illinois common law regarding retaliation or discrimination for filing a workers’ compensation claim;

•	Illinois Equal Pay Act;

•	Illinois School Visitation Rights Act;

•	Illinois AIDS Confidentiality Act;

•	Illinois Right to Privacy in the Workplace Act;

•	Illinois Genetic Information Privacy Act;

•	Illinois Wage Payment and Collection Act;

•	Illinois Minimum Wage Law;

•	Illinois One Day Rest in Seven Act;

•	Illinois Eight Hour Work Day Act;

•	Illinois Health and Safety Act;

•	Illinois Whistleblower Act;

•	Illinois Victims’ Economic Safety and Security Act;

•	Illinois Worker Adjustment and Retraining Notification Act;

•	Illinois Personnel Records Review Act;

•	Illinois Criminal Identification Act;

•	Illinois Voter Leave Act;

•	Illinois Family Military Leave Act;

•	Illinois Joint Agency Rules of Sex Discrimination;

•	Illinois Joint Agency Rules on National Origin Discrimination;

•	Illinois Human Rights Commission Rules on Handicap Discrimination;

•	Illinois Human Rights Commission Rules on Unfavorable Military Discharge Discrimination;

•	Smoke Free Illinois Act;

•	Illinois Blood Donation Leave Act;

•	Illinois Civil Patrol Leave Law;

•	Illinois Jury Duty Leave Law;

•	Illinois Official Meetings Leave Law;

•	Illinois Witness Duty Leave Law;

•	Illinois Working Mothers in the Workplace Act;

•	Illinois Common Law Claims for Unlawful Retaliatory Discharge in Violation of Public Policy;

•	Cook County Human Rights Ordinance;

•	Chicago Human Rights Ordinance, as amended;

•	any other federal, state or local law, rule, regulation, or ordinance;

•	any public policy, contract, tort, or common law; or

•	any basis for recovering costs, fees, or other expenses, including attorneys’ fees incurred in these matters.

b.    Claims Not Released. Employee is not waiving any rights he may have to: (a) his own vested or accrued employee benefits under Employer’ health, welfare, or retirement plans as of the Separation Date; (b) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (c) any rights Employee may have to any bounty that may be recoverable as a result of participating in the Securities and Exchange Commission’s whistleblower program; (d) pursue claims

Exhibit 10.1

which by law cannot be waived by signing this Agreement; (e) enforce this Agreement; and/or (f) challenge the validity of this Agreement.

c.    Governmental Agencies. Nothing in this Agreement prohibits or prevents Employee from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency (e.g. EEOC, NLRB, SEC., etc.), nor does anything in this Agreement preclude, prohibit, or otherwise limit, in any way, Employee’s rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies. However, to the maximum extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies, except that Employee may recover any bounty that may be payable as a result of participating in the Securities and Exchange Commission’s whistleblower program as set forth in paragraph “4b” above.

d.    Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Employer or any other Releasee identified in this Agreement is a party.

5.Acknowledgments and Affirmations.
Employee also affirms that Employee has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits which are due and payable as of the date Employee signs this Agreement.
Employee further affirms that because Employee will not be employed by the Company through the end of fiscal-year 2016, Employee will not be entitled to any compensation, bonuses and/or benefits under any Annual Bonus Performance Unit Award Agreement between Employer and Employee.
Employee also affirms that under the Methode Electronics, Inc. 2010 Stock Plan, (i) any vested stock options must be exercised within three months of the Separation Date or are forfeited, and (ii) any unvested stock options outstanding as of the Separation Date are immediately forfeited.
Employee affirms and agrees that he herby resigns from any and all director and/or officer positions he holds with any subsidiary companies owned or controlled by Employer.
Employee affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or state or local leave or disability accommodation laws.
Employee further affirms that Employee has no known workplace injuries or occupational diseases.
Employee shall not apply in the future for employment with Employer because of, among other things, irreconcilable differences with Employer.
Employee affirms that all of Employer's decisions regarding Employee's pay and benefits through the Separation Date were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.
6.Limited Disclosure. Employee agrees not to disclose any information regarding the existence or substance of this Agreement, except to Employee’s spouse, tax advisor, an attorney with whom Employee chooses to consult regarding Employee’s consideration of this

Exhibit 10.1

Agreement and/or to any federal, state or local government agency.
7.Rights in Connection With Investigations. Nothing in paragraph “6” above or anything else in this Agreement, the Methode Confidentiality and Assignment of Inventions Agreement (“Confidentiality Agreement”) or any other policy or agreement with Employer shall be construed to prohibit Employee from reporting possible violations of law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress and any Inspector General, or making other disclosures that are protected under the whistleblower provision of flaw or regulation. Employee is not required to obtain prior approval or notify the Company that such reports or disclosures have been made. Furthermore, Employee’s cooperation with and participation in any investigation by, or action taken by, federal, state or local administrative agencies, regulatory agencies or law enforcement agencies will not violate any provision of this Agreement.
8.Employee’s Property. Subject to paragraph “7” above, Employee affirms that Employee has returned all of Employer’s property, documents, and/or confidential information in Employee’s possession or control. Employee also affirms that Employee is in possession of all of Employee’s property that Employee had at Employer’s premises and that Employer is not in possession of any of Employee’s property.
9.Cooperation. For one (1) year following the Separation Date, subject to paragraph “7” above, Employee agrees to cooperate with Employer in regard to the transition of business matters handled by Employee during his employment with Employer. Employee will be available by telephone or in person, if necessary, to answer questions and consult with Employer about matters related to his employment or Employer’s business.
10.Acknowledgments By Employee. Employee expressly acknowledges and agrees that:
a.    The knowledge and experience that he acquired while associated with and employed by Employer is of a special, unique and extraordinary character and that his position with Employer placed him in a position of confidence and trust with the customers, vendors, suppliers, sales agents, contacts, account executives, investors, accounts, associates and employees of Employer and allowed him access to confidential and proprietary information and trade secrets, which access he would not have but for his relationship with Employer;
b.    Employer has made substantial investments of time and capital in the development of Employee's expertise, from which Employee has received a substantial and direct economic benefit;
c.    Employer has near permanent customer relationships, and if Employee had not been employed by Employer, he would not have had access to those customers;
d.    In connection with his work for Employer, Employee received confidential information about and/or dealt with numerous entities, including but not limited to Ford, General Motors, Continental, Delphi, Whirlpool, Harman and Flextronics;
e.    Employer is entitled to protect its business interests and investment and to prevent Employee from using the economic benefits he received to Employer's detriment;
f.    The scope of the covenants contained in this agreement is fair, reasonable and necessary to protect Employer from serious irreparable injury and such restrictions will not prevent Employee from earning a livelihood;
g.    Employee has received adequate consideration for the restrictive covenants set forth in paragraph “11” of this Agreement; and

Exhibit 10.1

h.    Employer would not enter into this Agreement without Employee becoming bound by the terms of the restrictive covenants set forth in paragraph “11” of this Agreement.
11.Restrictive Covenants.
Employee agrees that, during the Restricted Period, he will not, directly or indirectly, as an owner, consultant, manager, employee, associate, partner, agent or otherwise:
a.    Engage in any business which competes with Employer’s business;
b.    Solicit, call upon or attempt to solicit or call upon any customer, former customer, or prospective customer of Employer with whom Employee had contact or about whom Employee received trade secrets or confidential information during the last three years of his employment with Employer;
c.    Recruit, solicit or otherwise induce or influence any employee or agent of Employer to discontinue such employment or agency relationship with Employer;
d.    Employ, seek to employ or cause any competitor to employ or seek to employ as a representative or employee any person who was employed by Employer on or after the date Employee’s employment with Employer terminated; or
e.    Solicit, induce or influence any buyer, vendor, representative, supplier, lender, lessor or any other person or entity which has a business or other relationship with Employer, or which had on the date of this Agreement a business or other relationship with Employer, to discontinue or reduce the extent of its relationship with Employer, nor (subject to paragraph “7” above) will he make statements or engage in conduct which could reasonably be expected to otherwise harm such relationship with Employer.
For purposes of this Agreement, the Restricted Period shall be one (1) year from the Separation Date, except that such period shall be extended during any period of time that Employee is in breach of this paragraph “11”. During the Restricted Period, Employee will advise Employer in writing about any new employment he offered to him before beginning that employment.
Employee acknowledges that Employer, through these covenants, has attempted to limit his right to compete only to the extent necessary to protect Employer’s confidential and proprietary information, customer relationships, employee relationships, goodwill and other legitimate business interests. Employer and Employee agree, and it is their express desire that, if the scope of the restrictive covenants contained herein is determined by a court of competent jurisdiction to be overly broad, a court shall modify and enforce the covenants to the extent that it believes to be reasonable under the circumstances existing at the time.
Employee further agrees that damages at law for violation of the covenants contained herein would not be an adequate or proper remedy for Employer. Therefore, if Employee violates any of the provisions of such covenants, Employer shall be entitled to obtain a temporary, preliminary or permanent injunction, as appropriate, against Employee in any court having jurisdiction over the person and the subject matter, prohibiting any further violation of any such covenants. Employer shall not be required to post bond. The injunctive relief provided herein shall be in addition to any award of damages, compensatory, exemplary or otherwise, and attorneys’ fees payable by reason of such violation.
Should Employee breach any of the provisions of this paragraph “11”, in addition to any other remedies Employer may have, Employer may cease making the balance of the payments or benefits specified in paragraph “2” herein as an offset against the damages suffered by Employer on account of such breach, and may recover from Employee all but $100 of the amount already paid to Employee under this Agreement.

Exhibit 10.1

In addition, Employee agrees to pay Employer’s attorneys’ fees if a court determines that he has violated this Agreement.
12.Governing Law and Interpretation. This Agreement and General Release shall be governed and conformed in accordance with the laws of the State of Illinois without regard to its conflict of laws provision. In the event of a breach of any provision of this Agreement, either party may institute an action specifically to enforce any term or terms of this Agreement and/or seek any damages for breach. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.
13.Nonadmission of Wrongdoing. The parties agree that neither this Agreement and General Release nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind.
14.Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both Parties wherein specific reference is made to this Agreement and General Release.
15.Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties, except the Confidentiality Agreement, which is attached hereto as Exhibit A and any other written intellectual property, restrictive covenant or confidentiality agreements between Employer and Employee, which are incorporated herein by reference, and shall remain in full force and effect, subject to and as amended by paragraph “7” above. If any such agreements are in conflict with each other, they shall be construed to provide the maximum protection for Employer.
16.Expiration of Offer. The offer contained in this Agreement will expire if it is not accepted within twenty-one (21) calendar days after Employee receives it.
17.Counterparts and Signatures. This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which, taken together shall constitute the same instrument. A signature made on a faxed or electronically mailed copy of the Agreement or a signature transmitted by facsimile or electronic mail will have the same effect as the original signature.
EMPLOYEE IS ADVISED THAT EMPLOYEE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE’S SIGNING OF THIS AGREEMENT.
EMPLOYEE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO MARY M. HALEY, DIRECTOR, HUMAN RESOURCES, METHODE ELECTRONICS, INC., 7401 WEST WILSON AVENUE, CHICAGO, ILLINOIS 60706-4548, MHALEY@METHODE.COM AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE.” THE REVOCATION MUST BE DELIVERED TO MARY M. HALEY, DIRECTOR, HUMAN RESOURCES, METHODE ELECTRONICS, INC., 7401 WEST WILSON AVENUE, CHICAGO, ILLINOIS 60706-4548, MHALEY@METHODE.COM OR HER DESIGNEE WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT.
EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

Exhibit 10.1

EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.
The parties knowingly and voluntarily sign this Agreement and General Release as of the date(s) set forth below:

THOMAS D. REYNOLDS By: /s/ Thomas D. Reynolds Date: September 20, 2015	METHODE ELECTRONICS, INC. By: /s/ Mary M. Haley Mary M. Haley Director, Human Resources Date: September 21, 2015